Exhibit 11.1

                           McGLADREY & PULLEN, LLP
                   Certified Public Accountants & Consultants


                        CONSENT OF INDEPENDENT AUDITOR

     We hereby consent to the use of our report dated July 23, 1998, on the financial statements of Tax Exempt Proceeds Fund, Inc., referred to therein in, which is incorporated by reference, in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A, File No. 33-25747, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Accountants" and "Financial Statements"


                                                     /s/ McGladrey & Pullen, LLP
                                                         McGladrey & Pullen


New York, New York
October 16, 1998